HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC.
(the "Registrant") Form N-SAR for the period ending December 31, 1999
                        File Number 811-07386




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 28th day of February, 2000.



                                    HYPERION 2005 INVESTMENT GRADE
                                    OPPORTUNITY TERM TRUST, INC.



                                    By: /s/ Clifford E. Lai
                                        Clifford E. Lai
                                        President




Witness:   /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary